Exhibit 10.1

FOURTH AMENDMENT TO THE
GLOBAL WATER RESOURCES, INC.
DEFERRED PHANTOM STOCK UNIT PLAN
Global Water Resources, Inc., a Delaware corporation (the “Corporation”), previously established the Global Water Resources, Inc. Deferred Phantom Stock Unit Plan dated as of January 1, 2011 (the “Plan”). The Plan has been amended on three prior occasions. By adoption of this Fourth Amendment, the Corporation now desires to further amend the Plan as set forth below.
1.This Fourth Amendment shall be effective as of the date on which it is executed.
2.The following definitions in Section 1.1 (Definitions) are hereby amended and restated or inserted (as applicable) as follows:
“Non-U.S. Taxpayer Director” means a Participant who has represented to the Corporation that the Participant is not a United States taxpayer and is not subject to taxes in the United States including any taxes imposed due to a violation of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If the Participant represents to the Corporation that he/she is not a United States taxpayer and the Participant subsequently becomes subject to United States taxes, including but not limited to taxes resulting from a violation of Section 409A of the Code, the Participant shall be solely responsible for such taxes as well as similar amounts imposed by any other jurisdiction.
“Redemption Date” with respect to a Participant who had a Separation Date, means such date as the Corporation determines which shall be (i) for a Participant (other than a Non-U.S. Taxpayer Director), no later than 60 days after the Separation Date, and (ii) for a Participant who is a Non-U.S. Taxpayer Director, no later than the end of the calendar year following the calendar year in which the Participant’s Separation Date occurred.
3.This Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Fourth Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Fourth Amendment to be executed as of this 7th day of March, 2018.
Global Water Resources, Inc.
/s/ Ron L. Fleming
By:Ron L. Fleming
Its: CEO and President

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